UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Wayside Technology Group, Inc. (the “Company”) held on June 8, 2021, the Company’s stockholders, upon the recommendation of the Board of Directors (the “Board”), approved the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”), which was previously adopted by the Board, subject to approval by the Company’s stockholders.

The 2021 Incentive Plan authorizes the issuance of 500,000 shares of the Company’s common stock and will expire on June 8, 2031. The 2021 Incentive Plan replaced the Company’s prior plan, the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan (as amended, the “2012 Plan”). The 2021 Incentive Plan will not affect awards outstanding under the 2012 Plan, which will remain outstanding in accordance with their terms; however, no further grants will be made under the 2012 Stock Plan.

A summary of the 2021 Incentive Plan can be found under the caption “Proposal 4 - Approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan” of Company’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting filed with the U.S. Securities and Exchange Commission on April 16, 2021 (the “Proxy Statement”), which is incorporated herein by reference. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the 2021 Incentive Plan and are qualified by reference to the text of the 2021 Incentive Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the 2021 Annual Meeting on June 8, 2021. At the 2021 Annual Meeting, 3,699,053 shares of the Company’s common stock were represented either in person or by proxy, which is equal to 83.87% of the Company’s issued and outstanding common stock as of the record date. At the 2021 Annual Meeting, the Company’s stockholders (i) elected the seven nominees named below to the Company’s Board of Directors, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified; (ii) approved a non-binding, advisory resolution approving the compensation of the Company’s named executive officers; (iii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021; and (iv) approved the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan.

Proposal 1: Election of Directors — The final number of votes for, withheld or abstained from voting and broker-non-votes were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non- Votes
Jeff Geygan	2,437,532	130,888	-	1,130,633
Dale Foster	2,523,598	44,822	-	1,130,633
Ross Crane	2,509,078	59,342	-	1,130,633
Andy Bryant	2,367,467	200,953	-	1,130,633
John McCarthy	2,438,571	129,849	-	1,130,633
Carol DiBattiste	2,524,912	43,508	-	1,130,633
Gerri Gold	2,522,618	45,802	-	1,130,633

Proposal 2: Advisory Resolution to Approve Compensation of the Company’s Named Executive Officers— The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,322,262	203,493	42,665	1,130,633

Proposal 3: Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2021 — The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,538,266	142,028	18,759	-

Proposal 4: Approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan — The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,379,009	173,699	15,712	1,130,633

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 104	Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan. Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: June 10, 2021	By:	/s/ Dale Foster
	Name:	Dale Foster
	Title:	Chief Executive Officer

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